Exhibit 10.26

GRAMERCY PROPERTY TRUST INC.

DIRECTORS’ DEFERRAL PROGRAM

(As amended and restated, Effective as of January 1, 2015)

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GRAMERCY PROPERTY TRUST INC.

DIRECTORS’ DEFERRAL PROGRAM

(As Amended and Restated, January 1, 2015)

Gramercy Property Trust Inc., a corporation organized under the laws of the State of Maryland, maintains the Gramercy Property Trust Inc. Directors’ Deferral Program. The Program provides for deferrals of certain directors’ fees in accordance with the terms hereof.

1.            Definitions.

The following terms shall have the meanings set forth below except as the context requires otherwise:

“2004 Plan” means the Gramercy Capital Corp. 2004 Equity Incentive Plan, as amended from time to time.

“Account” means a deferred compensation account established for a Participant in accordance with

Section 8.

“Board” means the Board of Directors of the Company.

“Change of Control” means as such term is defined in the 2004 Plan; provided, however, that for purposes of the Program a Change of Control shall not be deemed to have occurred if the Change of Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Code and its corresponding regulations.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share, either currently existing or authorized hereafter.

“Company” means Gramercy Property Trust Inc. (previously known as Gramercy Capital Corp.), a Maryland corporation.

“Director” means a non-employee director of the Company.

“Dividend Equivalent Rights” means a right awarded under Section 7 of the Program to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Equity Incentive Plan” means the 2004 Plan or such other equity compensation plan adopted by the Company, as determined by the Board, pursuant to which the Company shall satisfy its obligations to issue Shares under the Program.

“Fair Market Value” means as of a particular date (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchanged, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Board in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Board may make such discretionary determination where the Shares have not been traded for ten trading days.

“Participant” means a Director who is credited hereunder with one or more Phantom Shares.

“Phantom Share” means a right, pursuant to the Program, of the Director to receive payment of the Phantom Share Value.

“Phantom Share Value” means, per Phantom Share, the Fair Market Value of a Share of Common Stock.

“Program” means the Gramercy Property Trust Inc. Directors’ Deferral Program (previously known as the Gramercy Capital Corp. Directors’ Deferral Program), as set forth herein and as the same may from time to time be amended.

“Shares” means shares of Common Stock of the Company.

“Termination of Service” means a Director’s termination of service with the Company, within the meaning of section 409A of the Code and Treasury Regulation section 1.409A-1(h).

2.            Administration of Program.

The Board shall have full power and authority to interpret the Program, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Program and to make any other determinations and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Program. All actions taken by the Board arising out of, or in connection with, the administration of the Program or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive and binding upon the Company, the Board, all Participants, all beneficiaries of Participants and all persons and entities having an interest therein, and a Participant’s participation in the Program shall constitute that Participant’s acknowledgement and acceptance of the Board’s authority and discretion. The Board may from time to time adopt rules and regulations governing the operation of this Program and may employ and rely on such employees of the Company, legal counsel, accountants, and agents, as it may deem advisable to assist in the administration of the Program. All expenses of administering the Program shall be paid by the Company. Any decisions, actions or interpretations to be made under the Program by the Board shall be made in its sole discretion, not as a fiduciary and need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Program.

3.            Effective Date of Program. The Program initially became effective in 2005. The Program, as amended and restated herein, is effective as of January 1, 2015. The Program, as amended and restated herein, covers any Participant who was entitled to receive a benefit under the Program as of December 31, 2014, but did not receive full payment of his benefit under the Program as of such date, as well as any Director who becomes a Participant in the Program on or after January 1, 2015. Distributions commencing prior to the January 1, 2015, and deferrals for calendar years prior to January 1, 2015, are governed by the terms of the Program as it existed prior to January 1, 2015.

4.            Eligibility.

Except as otherwise determined by the Board, each individual who is a Director of the Company shall be eligible to participate in the Program.

5.            Deferral of Fees.

5.1          Types of Fees. In consideration of each Director’s service as a member of the Board, each Director may be eligible from time to time, under the Company’s director compensation arrangements, to receive as compensation: (i) quarterly retainer fees (“Quarterly Retainer Fees”); (ii) in the case of the chairman of the Board or lead independent Director of the Board, additional periodic retainer fees (“Chairman of the Board Retainer Fees”); (iii) in the case of the chairman of each of the committees of the Board, additional periodic retainer fees (“Committee Chairmen Retainer Fees”); (iv) a fee per Board meeting attended (a “Board Meeting Fee”); and (v) a fee per committee meeting attended (a “Committee Meeting Fee”). These amounts may be deferred under the Program, as set forth herein.

5.2          Election to Defer.

(a)          Retainer Fees. Each Director may elect to defer up to 100% (in increments of 1%) of the Director’s Quarterly Retainer Fees and, if applicable, Chairmen of the Board Retainer Fees and Committee Chairman Retainer Fees (collectively, the “Retainer Fees”) for a calendar year; provided, however, that the Director must elect to defer at least 50% of such Retainer Fees and the percentage of deferral of such Retainer Fees shall be the same percentage. With respect to a Director’s election to defer all or a portion (i.e., at least 50%) of his Retainer Fees for a calendar year, such election shall be made at such time prior to January 1 of the calendar year to which such election to defer shall apply as provided in Section 5.2(c).

(b)          Meeting Fees. Each Director who makes an election to defer all or a portion of his Retainer Fees as provided in Section 5.2(a) for a calendar year, may also elect to defer his Board Meeting Fees and Committee Meeting Fees for such calendar year (collectively, the “Meeting Fees”). Each Director who is eligible to defer his Meeting Fees may elect to defer up to 100% (in increments of 1%) of such Meeting Fees for a calendar year; provided, however, that the percentage of deferral of such Meeting Fees shall be the same percentage. With respect to a Participant’s election to defer all or a portion of the Meeting Fees for a calendar year, such election shall be made at such time prior to January 1 of the calendar year to which such election to defer shall apply as provided in Section 5.2(c)

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(c)          Election Form/Timing of Deferral Election. The elections to defer described in Section 5.2(a) and (b) shall be made in writing on an election form (the “Election Form”). The Election Form for a calendar year must be returned to the Company prior to January 1 of the calendar year to which such election to defer shall apply, but in no event later than the December 31 of the calendar year that immediately precedes such calendar year. Once submitted, the Election Form shall be irrevocable for the calendar year. Elections described in Section 5.2(a) and (b) shall continue in effect from year to year unless revoked or changed prior to the beginning of the applicable calendar year.

(d)          Newly Eligible Directors. An individual who is first elected as a Director after the beginning of the calendar year may make an election to defer his Retainer Fees and Meeting Fees for such calendar year on an Election Form; provided, that the Election Form must be completed and returned to the Company within 30 days after the date such individual first becomes a Director; provided, however, for an individual to be deemed as initially eligible to participate in the Program pursuant to this Section 5.2(d) such individual must not have been eligible to participate in the Program (as well as any other plan that is required to be aggregated with the Program pursuant to Treasury Regulation Section 1.409A-1(c)(2)) during the 24 month period ending on the date such individual is eligible to participate in the Program. Any election by a Director pursuant to this Section 5.2(d) to make a deferral of Retainer Fees and Meeting Fees shall apply only to the portion of Retainer Fees and Meeting Fees earned by the Director for services that are performed after the date on which such Election Form is filed with the Company. For purposes of clarity, this Section 5.2(d) is only available to an individual at the time such individual first becomes a Director.

6.            Phantom Shares.

Retainer Fees and, if applicable, Meeting Fees, deferred under Section 5.2 of the Program shall be credited to such Participant in the form of Phantom Shares in the Participant’s Account. Phantom Shares are not actual Shares. The number of Phantom Shares to be credited with respect to Retainer Fees and, if applicable, Meeting Fees deferred pursuant to Section 5.2 shall be equal to (i) the amount of Retainer Fees and, if applicable, Meeting Fees, to be deferred, divided by (ii) the Fair Market Value of a Share on the date such Retainer Fees and, if applicable, Meeting Fees, otherwise would have been paid.

7.            Dividend Equivalent Rights.

(a)          Participants will receive a Dividend Equivalent Right in respect of any credited Phantom Shares, which right consists of the right to receive a cash payment in an amount equal to the regular cash dividend distributions paid on a Share from time to time. Except as provided in Section 7(b), payment in respect of a Dividend Equivalent Right shall be made at the same time as dividends are paid on the Common Stock.

(b)          Instead of the form of payment as contemplated by Section 7(a) above, a Participant may elect, in accordance with the rules of Section 5.2(c), to have Phantom Shares credited in respect of the Dividend Equivalent Rights referred to in Section 7(a). The number of Phantom Shares (if any) to be credited with respect to a Dividend Equivalent Right shall be equal to (i) the amount of the payment in respect of the Dividend Equivalent Right otherwise to be made divided by (ii) the Fair Market Value of a Share on the date the corresponding dividend distribution is made to stockholders of the Company.

8.            Account.

For each Participant, the Company shall establish and maintain a mere bookkeeping account, which bookkeeping account reflects the Phantom Shares that have been credited to the Participant under the Program (the “Account”). The Account shall not vest in the Participant or his beneficiary any right, title or interest in or to any specific assets of the Company. A separate subaccount under each Participant’s Account shall be established to record each year’s deferrals, and the credits and deductions with respect thereto.

9.            Vesting.

Phantom Shares credited to the Participant’s Account shall be fully vested at the time of credit.

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10.          Settlement.

Unless otherwise provided in the Election Form, distributions with respect to a Participant’s Account shall occur as soon as practicable on or after the first day of the month following the earlier of (i) the January 1 coincident with or next following (A) the Participant’s Termination of Service or (B) death and (ii) a Change in Control. The form of settlement of the Participant’s Account shall be in the form selected by the Participant in the Election Form, which may be in a single sum or in installments, over a period not to exceed ten years. Distributions with respect to Phantom Shares will be made in cash (in an amount equal to the number of Phantom Shares credited to the Participant’s Account to be distributed multiplied by the Phantom Share Value) or, if determined by the Board, in Shares (in an amount equal to the number of Phantom Shares credited to the Participant’s Account to be distributed), which Shares will be issued under the Equity Incentive Plan, as determined by the Board, pursuant to grants under such Equity Incentive Plan for purposes of the Program, including the 2004 Plan with respect to grants of Phantom Shares made under the 2004 Plan for purposes of the Program prior to July 27, 2014. Any fractional Phantom Shares will be paid out in cash at the Phantom Share Value as of the distribution date.

11.          Amendment, Termination and Modification.

(a)          The Board may amend the Program as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to deferrals previously credited to the Participant’s Account unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment to the Program that would, if such amendment were not approved by the holders of the Common Stock, cause the Program to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

(b)          The Board may make such changes to the Program as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to deferred equity units.

(c)          The Board may terminate the Program at any time, subject to compliance with the requirements of section 409A of the Code and the regulations thereunder, including Treasury Regulation section 1.409A-3(j)(4)(ix).

12.          Section 409A.

The Program is intended to comply with the applicable requirements of section 409A of the Code and its corresponding regulations and related guidance and shall be interpreted and administered in accordance with the requirements of section 409A of the Code to the extent that section 409A of the Code applies to the Program. Notwithstanding anything in the Program to the contrary, elections to defer Director’s fees under the Program, and distributions from the Program, may only be made in a manner and upon an event permitted under section 409A of the Code. To the extent any provision of the Program would cause a conflict with section 409A of the Code, or would cause the administration of the Program to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. Other than on a valid Election Form, in no event shall a Director, directly or indirectly, designate the calendar year of payment. Each subaccount maintained for a Participant for a particular calendar year shall be deemed as a separate account for purposes of section 409A of the Code with respect to subaccounts for other calendar years.

13.          Miscellaneous.

(a)          No Assignment. Rights to payments with respect to Phantom Shares credited under the Program shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits hereunder, shall be void.

(b)          Beneficiary. A Participant may designate in writing, on forms to be prescribed by the Board, a beneficiary or beneficiaries to receive any payments payable after his death and may amended or revoke such designation at any time. If no beneficiary designation is in effect at the time of the Participant’s death, payments hereunder shall be made to the Participant’s estate.

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(c)          No Rights as Stockholder. No Phantom Shares shall be construed to give any Participant any rights with respect to Shares or any ownership interest in the Company. Except as may be provided under Section 7, no provision of the Program shall be interpreted to confer upon any Participant any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

(d)          Captions. The use of captions in the Program is for convenience. The captions are not intended to provide substantive rights.

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